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                                                                      Exhibit 6

                                VOTING AGREEMENT

     This Voting Agreement ("Voting Agreement") is entered into this 10th day of November, 1994, between Chase Brass Industries, Inc., a Delaware Corporation (the "Company"), Citicorp Venture Capital Ltd., a New York corporation ("CVC"), and Martin V. Alonzo, a resident of Connecticut ("MVA").

     WHEREAS, the Company, CVC, MVA and certain other stockholders are parties to a Stockholders' Agreement dated August 24, 1990 ("Stockholders' Agreement"), pursuant to which CVC and MVA have certain rights to designate director nominees of the Company; and

     WHEREAS, on the date hereof the Company is closing its initial public offering of common stock, par value $.01 per share (together with any other class of securities into which such common stock may be converted, reclassified or exchanged for, "Common Stock"), of the Company (the "Offering") and, as a result thereof, the Stockholders' Agreement will terminate pursuant to its terms; and

     WHEREAS, as a condition to the approval by the directors designated by CVC of the Offering, the Company and the MVA have agreed to the terms of this Agreement; and

     WHEREAS, as a condition to the approval by the directors designated by MVA of the Offering, the Company and CVC have agreed to the terms of this Agreement; and

     NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereto agree as follows:

     1.   Election of Directors.
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     (a) CVC Designees. (i) If and so long as the Board of Directors of the
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Company (the "Board") consists of five or more directors and CVC owns of record
20% or more of the outstanding Common Stock (determined after giving effect to the full conversion of all outstanding shares of the Company's nonvoting common stock, par value $.01 per share ("Nonvoting Stock")), then CVC shall be entitled to designate two persons to be nominated for election to the Board; and if and so long as the Board consists of less than five directors or CVC owns of record less than 20% of the outstanding Common Stock (determined after giving effect to the full conversion of all outstanding Nonvoting Stock), then CVC shall be entitled to designate one person to be nominated for election to the Board.

          (ii) The Company agrees to use its best efforts to take such action as is necessary to nominate and support the persons designated by CVC pursuant to
Section 1(a)(i) hereof for election to the Board and to solicit proxies in favor
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of the election of such nominees as directors
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in advance of each annual (or special) meeting of stockholders at which directors are to be elected.

          (iii) MVA agrees to vote all shares of Common Stock, together with any and all other securities of the Company having voting rights with respect to the election of directors of the Company (collectively, with the Common Stock, "Voting Securities"), held of record by MVA (or as to which he possesses, directly or indirectly, the power to vote) at any and all meetings of stockholders of the Company at which directors are to be elected (and to execute with respect to such Voting Securities any and all written consents executed in lieu of any such meetings) for the election to the Board of those persons nominated by CVC in accordance with Section 1(a)(i) hereof and to take, at any
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time and from time to time, such other actions within his power, including without limitation instructing directors nominated by MVA pursuant to
Section 1(b)(i) hereof to call special meetings of the stockholders of the
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Company, as necessary to cause the election to the Board of such persons.

          (iv) CVC acknowledges and agrees that for so long as and at any time that Thomas F. McWilliams ("TFM") is a member of, or nominated to be elected as a member of, the Board, TFM shall be deemed one of the persons which CVC is entitled to designate pursuant to this Section 1(a).
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     (b) MVA Designees. (i) MVA shall be entitled to designate one person to be
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nominated for election to the Board.


          (ii) The Company agrees to use its best efforts to take such action as is necessary to nominate and support the person designated by MVA pursuant to
Section 1(b)(i) hereof for election to the Board and to solicit proxies in favor
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of the election of such nominee as a director in advance of each annual (or special) meeting of stockholders at which directors are to be elected.

          (iii) CVC agrees to vote all shares of Voting Securities held of record by CVC (or as to which CVC possesses, directly or indirectly, the power to vote) at any and all meetings of stockholders of the Company at which directors are to be elected (and to execute with respect to such Voting Securities any and all written consents executed in lieu of any such meetings) for the election to the Board of the person nominated by MVA in accordance with
Section 1(b)(i) hereof and to take, at any time and from time to time, such
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other actions within its power, including without limitation instructing directors nominated by CVC pursuant to Section 1(a)(i) hereof to call special
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meetings of the stockholders of the Company, as necessary to cause the election to the Board of such person.

          (iv) MVA acknowledges and agrees that for so long as and at any time he is a member of, or nominated to be elected as a member of, the Board, he shall be deemed the person to which he is entitled to designate pursuant to this
Section 1(b).
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     2.   Vacancies
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     (a) Withdrawing Director. In the event that any director ("Withdrawing
         --------------------                                  ------------
Director") selected in the manner set forth in Section 1 above is unable to
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serve or, once having commenced to serve, is removed or withdraws from the
Board, such Withdrawing Director's replacement ("Substitute Director") on the
                                                 -------------------
Board will be nominated (i) if the Withdrawing Director was designated by CVC pursuant to Section 1(a) hereof (or by a CVC designee pursuant to this clause
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(i)), by the remaining director who was designated by CVC pursuant to Section
1(a) hereof or, if there shall be no such remaining CVC designee, by CVC or (ii) by MVA if the Withdrawing Director was designated by MVA. The Company and each of CVC and MVA agree to use their best efforts to take all actions within their respective powers necessary to cause the election to the Board of such Substitute Director as soon as practicable after his nomination, including without limitation, to the extent applicable and necessary (A) such actions as required under Section 1(a) or Section 1(b) hereof, (B) in the case of CVC and MVA, instructing the remaining directors nominated by them then in office to elect such Substitute Director, and (C) in the case of the Company, instructing the other remaining directors then in office to elect such Substitute Director.

     (b) Failure to Designate. In the event CVC or MVA chooses not to designate
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any director or directors which it or he is entitled to nominate pursuant to
Section 1 hereof, such directorship or directorships shall be filled in accordance with the Bylaws of the Company without regard to the terms of this Voting Agreement; provided that such failure shall not otherwise affect the rights of CVC or MVA, as applicable, to designate director nominees in accordance with this Voting Agreement in connection with any subsequent election of directors or with any replacement of any director so selected.

     3.   Common Stock Subject to Agreement.
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     (a) This Voting Agreement shall extend and apply to all shares of Voting
Securities now owned by each of CVC and MVA and to all shares of Voting Securities as may hereafter be acquired by either of CVC and MVA, regardless of the capacity in which title to such shares is held or taken and, in the case of shares held by MVA, whether such shares constitute the separate property or community property of MVA. This Voting Agreement also shall apply to all shares of Voting Securities to which the spouse of MVA is entitled by virtue of any community property laws.

     (b) All shares of Voting Securities that are now, or hereafter become, subject to this Voting Agreement shall remain subject to this Voting Agreement notwithstanding the transfer or assignment of any such Voting Securities to any third party, unless such transfer or assignment is pursuant to a bona fide sale to a third party other than an Affiliate of the transferor (a "Terminating Transfer"). Voting Securities transferred or assigned pursuant to a Terminating Transfer shall cease to be subject to this Voting Agreement automatically without further action by any party at the time the transfer of those Voting Securities is recorded in the stock transfer records of the Company. Voting Securities transferred or assigned other than pursuant to a

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Terminating Transfer shall remain subject to, and shall be voted in accordance with, this Voting Agreement, but shall not provide transferee or assignee any rights under this Voting Agreement to designate or otherwise cause the election of any director. Notwithstanding the provisions of this Section 3(b), nothing
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contained in this Voting Agreement shall prohibit or otherwise restrict the transfer or assignment of Voting Securities subject to this Agreement.

          As used in this Agreement, "Affiliate" shall mean as to any person,
(i) any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person; (ii) any person who is a director, officer, shareholder or partner (1) of such person, (2) of any subsidiary of such person, or (3) of any person described in the preceding clause (i); (iii) the spouse, any sibling, parent, child or other immediate family member, or the spouse of any sibling, parent, child or other immediate family member, of such person; or (iv) a trust or similar arrangement for the benefit of any person described in the preceding clause (iii). For purposes of the definition of "Affiliate," "control" of a person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors or similar representatives of such person or (ii) direct or cause the direction of the management and policies of such person whether by contract or otherwise. For purposes of the foregoing definitions, the voting and other control power of persons or groups of persons acting in concert shall be aggregated.

     (c) Any transferee or assignee that becomes bound by the duties of CVC or MVA under this Agreement pursuant to Section 3(b) hereof shall, as a condition
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to the transfer of any Voting Securities to transferee (i) execute and deliver to each of the Company, CVC and MVA an addendum to this Voting Agreement agreeing to be bound by the terms and conditions of the provisions of this Voting Agreement applicable to such transferee to the same extent as the transferor is bound thereby and (ii) deliver to the Company a proxy authorizing CVC or MVA (as applicable to the original transferor) to the vote the Voting Securities in accordance with the terms of this Voting Agreement.

     4. Term. This Voting Agreement shall become effective contemporaneous with
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the termination of the Stockholders' Agreement upon the closing of the Offering and, subject to Section 3(b) hereof, shall terminate upon the earlier of (i) the
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written consent of CVC and MVA (with each party entitled to withhold consent in its sole discretion), (ii) the date on which CVC no longer owns of record 10% or more of the outstanding Common Stock (determined after giving effect to the full conversion of all outstanding shares of Nonvoting Stock) or (iii) the earlier of the date on which (A) MVA is terminated as an employee of the Company for cause (as defined in MVA's Employment Agreement with the Company) or as a result of MVA's disability, (B) MVA is no longer employed as the Chairman of the Board, President and Chief Executive Officer of the Company and no longer serves as a member of the Board (other than as a result of a breach of this Agreement by CVC) or (C) the Voting Securities attributable to MVA that are subject to this Voting Agreement no longer constitute 1% or more of the outstanding Common Stock (determined after giving effect to the full conversion of all outstanding shares of Nonvoting Stock).

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     5. Successors. This Voting Agreement, shall be binding upon the parties
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hereto, their successors and, except as otherwise provided in Section 3(b)
hereof, their assigns.

     6. Legend. Each certificate representing Voting Securities that are subject
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to this Voting Agreement shall bear a legend in the following form:

     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A VOTING AGREEMENT DATED OCTOBER 10, 1994, BY AND AMONG THE ISSUER, CITICORP VENTURE CAPITAL LTD, AND MARTIN V. ALONZO, WHICH VOTING AGREEMENT CONTAINS VOTING PROVISIONS APPLICABLE TO THE SHARES REPRESENTED BY THIS CERTIFICATE. A COPY OF THE VOTING AGREEMENT HAS BEEN FILED AT THE PRINCIPAL PLACE OF BUSINESS OF THE ISSUER AND THE ISSUER WILL FURNISH A COPY OF SUCH VOTING AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE ISSUER AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

     At the time any Voting Securities cease to be subject to this Voting Agreement, the Company shall cause its transfer agent to issue to the record holder of those Securities that have ceased to be subject to this Voting Agreement a new certificate or certificates that do not contain the foregoing legend.

     7. Severability. In the event that any provision of this Voting Agreement,
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or the application thereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal or unenforceable provision shall be fully severable; and this Voting Agreement shall then be construed and enforced as if such invalid, illegal or unenforceable provision had not been contained in this Voting Agreement; and the remaining provisions of this Voting Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Voting Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Voting Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

    8. Governing Law. This Voting Agreement shall be governed by and construed
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(both as to validity and enforceability) and enforced in accordance with the laws of the State of Delaware.

     9. Counterparts. This Voting Agreement may be executed in several
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counterparts, each of which shall serve as an original for all purposes, but all copies of which shall constitute but one Voting Agreement.

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     10. Amendments. This Voting Agreement may not be amended without the
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written consent of both of CVC and MVA (which consent may be withheld in either party's sole discretion) and any amendment hereto shall be set forth in writing and executed by all parties hereto.

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     IN WITNESS WHEREOF, this Voting Agreement has been duly executed by each of the undersigned on the date set forth above.

The Company:                         CHASE BRASS INDUSTRIES, INC.



                                     By: /s/ Frederick L. Deichert
                                         -----------------------------
                                             Frederick L. Deichert
                                             Vice President

CVC:                                      CITICORP VENTURE CAPITAL LTD.



                                          By: /s/ Thomas F. McWilliams
                                         -----------------------------
                                          Thomas F. McWilliams

MVA:

                                             /s/ Martin V. Alonzo
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                                                 Martin V. Alonzo


                                             /s/ Sabina Alonzo
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                                                 Sabina Alonzo


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